Exhibit 21

Subsidiaries of the Company

Listed below are the Company’s wholly owned subsidiaries as of the date of this report.  Names of certain inactive or minor subsidiaries have been omitted.

Name	State or Other Jurisdiction of Incorporation or Organization

Kewaunee Fabrications, L.L.C.	Wisconsin
Oshkosh Logistics Corporation	Wisconsin
Oshkosh Asia Holdings Limited	Mauritius
Oshkosh Commercial (Beijing) Co., Ltd.	China
Oshkosh Correspondent, LLC	Wisconsin
Oshkosh Arabia FZE	Dubai
Oshkosh Unipower Limited	United Kingdom
Oshkosh Truck (UK) Limited.	United Kingdom
Pierce Manufacturing Inc.	Wisconsin
Pierce Manufacturing International, Inc.	Barbados
Pierce Western Region Refurbishment Center, Inc.	California
Summit Performance Systems, L.L.C.	Wisconsin
Windmill Ventures C.V.	Netherlands
Oshkosh European Holdings S.L.	Spain
Oshkosh Group B.V.	Netherlands
Oshkosh Italy B.V.	Netherlands
SC Medias Industries SRL	Romania
AK Specialty Vehicles B.V.	Netherlands
Smit Container B.V.	Netherlands
Smit Carrosseriefabrick B.V.	Netherlands
Smit Mobile Equipment B.V.	Netherlands
Smit Hydraulick B. V.	Netherlands
Total Mixer Technologies, L.L.C.	Wisconsin
McNeilus Companies, Inc.	Minnesota
Concrete Equipment Company, Inc.	Nebraska
Audubon Manufacturing Corporation	Iowa
Iowa Contract Fabricators, Inc.	Iowa
Iowa Mold Tooling Co., Inc.	Delaware
JerrDan Corporation	Delaware
Kensett Fabricators, Inc.	Iowa
LMI Finance L.P.	Canada
London Machinery Inc.	Canada
London Machinery (Mtl) Inc.	Canada
McIntire Fabricators, Inc.	Iowa
McNeilus Financial Services, Inc.	Minnesota
Oshkosh/McNeilus Financial Services, Inc.	Minnesota
Oshkosh Equipment Finance, L.L.C.	Wisconsin
McNeilus Truck and Manufacturing, Inc.	Minnesota
McNeilus Financial, Inc.	Texas
Viking Truck & Equipment Sales (MI), Inc.	Michigan
Viking Truck & Equipment Sales (OH), Inc.	Ohio
Medtec Ambulance Corporation	Indiana
Oshkosh Specialty Vehicles, Inc.	Wisconsin
Oshkosh Specialty Vehicles (UK), Ltd.	United Kingdom

Name	State or Other Jurisdiction of Incorporation or Organization

JLG Industries, Inc.	Pennsylvania
Access Financial Solutions, Inc.	Maryland
Fulton Industries, Inc.	Pennsylvania
Fulton International, Inc.	Delaware
Fulton International Foreign Sales Corporation	Barbados
GI Industries, Inc.	Delaware
TGC Industries, Inc.	Ohio
JLG Equipment Services, Inc.	Pennsylvania
JLG Latino Americana Ltda.	Brazil
JLG OmniQuip, Inc.	Delaware
JLG International LLC	Delaware
JLG Investments, LP	Cayman Islands
Fulton Services Limited	Cayman Islands
JLG Europe BV	Netherlands
JLG France SAS	France
JLG Industries GmbH	Germany
JLG Deutschland GmbH	Germany
JLG Industries (Italia) S.r.L	Italy
JLG Industries Norge AS	Norway
JLG Industries (Proprietary) Ltd.	South Africa
JLG Industries (United Kingdom) Ltd.	United Kingdom
JLG Manufacturing Europe BVBA	Belgium
JLG Manufacturing Services Europe Maatschap	Belgium
JLG Polaska Sp z.o.o	Poland
JLG Sverige AB	Sweden
Platformas Elevadoras JLG Iberica S.L	Spain
JLG Equipment Services Ltd.	Hong Kong
Oshkosh JLG (Tianjin) Equipment Technology Co. Ltd.	China
Oshkosh-JLG (Singapore) Technology Equipment Private Limited	Singapore
JLG Manufacturing, LLC	Pennsylvania
Fulton Properties, LP	Pennsylvania
JLG MHD, Inc.	Pennsylvania
JLG-MHD Indiana, Inc.	Indiana
JLG Prolift Pty Limited	Australia
JLG Properties Australia Pty Limited	Australia
Premco Products Inc.	California

McNeilus Companies, Inc. owns a 49% interest in Mezcladores Trailers de Mexico, S.A. de C.V.

Oshkosh/McNeilus Financial Services, Inc. owns an equity interest in Oshkosh/McNeilus Financial Services Partnership (California partnership)

JLG Europe B.V. is a 50% joint partner in RiRent Europe B.V. (Netherlands)